OAK BROOK CAPITAL I, INC.
                                      and
                          AGTECH ENVIRONMENTAL, INC.

                              ARTICLES OF MERGER

     Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-111-107, et seq., as amended) the undersigned corporations adopt the following Articles of MERGER:


     FIRST: Attached hereto as Exhibit A is the Plan of Merger of OAK BROOK CAPITAL I, INC., a Colorado corporation, and AGTECH ENVIRONMENTAL, INC., a Delaware corporation, a copy of which has been mailed to all respective shareholders.

     SECOND: The Plan of Merger was duly adopted by the Boards of Directors of the respective corporations on August 17, 1999, and approved by the Board of Directors and Shareholders of OAK BROOK CAPITAL I, INC. on September 13, 1999, and by the shareholders of AGTECH ENVIRONMENTAL, INC., on September 13, 1999, in the manner prescribed by the Delaware General Corporation Law. The number of shares voted for the Plan of Merger was, with respect to each corporation, sufficient for approval as set forth below.

(A) The number of shares of OAK BROOK CAPITAL I, INC. outstanding at the time of such adoption was 1,228,000, and the number of Shares entitled to vote thereon was:

1,228,000.

The number of shares of AGTECH ENVIRONMENTAL, INC. outstanding at the time of such adoption was 12,248,457, and the number of shares entitled to vote thereon was:

12,249,457.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

NONE.

The address of the registered office of the corporation shall continue to be 17 West Cheyenne Mountain Boulevard, Colorado Springs, CO 80906, and the name of the registered agent at such address is Mark T. Thatcher, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.

/s Mark T. Thatcher
______________________________
REGISTERED AGENT

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(B)     The number of shares voted for such Plan of Merger by OAK BROOK
CAPITAL I, INC. was 1,105,200, and the number of shares voted against such Plan of Merger was:

NONE.

The number of shares voted for such Plan of Merger by AGTECH ENVIRONMENTAL, INC., was 9,973,483, and the number of shares voted against such Plan of Merger was:

NONE.

      IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this 23RD day of September, 1999.


                               OAK BROOK CAPITAL I, INC.,
                               a Colorado corporation

Attest:

/s/ Gerard Werner              /s/ Mark T. Thatcher

_____________________          By:______________________
GERARD WERNER,                 MARK T. THATCHER,
Secretary                      President


                               AGTECH ENVIRONMENTAL, INC.,
                               a Delaware corporation

                               /s/ Mark A. Margason

                               By:______________________
                               MARK A. MARGASON,
                               Secretary